Exhibit 10.36

AGREEMENT TO CONVERT

This Agreement to Convert Senior Promissory Note into Common Stock of AXCESS is made as of January 16, 2004, by and between AXCESS International, Inc., a Delaware corporation (the “AXCESS”), and J.P. Morgan SBIC LLC (formerly known as J.P. Morgan Investment Corporation), a Delaware corporation (“JP Morgan”).

RECITALS

A.           AXCESS issued to JP Morgan a Senior Promissory Note (“Note”) originally entered on June 25, 1997 and amended the last amendment was on April 12, 2002. The Note was due on December 31, 2003 and as of December 31, 2003 has an outstanding principal balance of $400,000.00 and unpaid interest thereon of $169,795.79.

B.             JP Morgan currently holds 2 shares of AXCESS Series J Preferred Stock (“Series J”), and desires to convert shares into Voting Common Shares of AXCESS as provided in Section 5 of the Certificate of Designations, Preferences, Powers and Rights of Series J Preferred Stock.

C.             JP Morgan currently holds 9 shares of AXCESS Series I Preferred Stock (“Series I”), and desires to convert shares into Voting Common Shares of AXCESS as provided in Section 5 of the Certificate of Designations, Preferences, Powers and Rights of Series I Preferred Stock.

D.            The Company has proposed to restructure certain outstanding debts and obligations with its creditors and debtors (the “Restructuring”).

E.              As part of and in order to facilitate the Restructuring, the Company and JP Morgan desire to enter into this Agreement to (i) convert Note, (ii) convert Series J, (iii) convert Series I and (iv) set forth certain of the other terms and conditions agreed upon in connection with the Restructuring.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

1.                                       Conversion.  AXCESS and JP Morgan agree to convert Note, Series I and Series J along with all unpaid interest and dividends into AXCESS Common Stock as follows:

a.                           AXCESS and JP Morgan agree to convert $569,795.79 owed to JP Morgan by AXCESS pursuant to the Note and unpaid interest thereon into AXCESS Common Stock.  AXCESS, immediately upon the execution of this Agreement, shall issue and deliver to JP Morgan 227,918 fully-paid and non assessable shares of the Common Stock of AXCESS, and a certificate issued to JP Morgan evidencing the issuance of such shares.

b.                          Upon receipt of the aforementioned stock certificates, JP Morgan shall mark original note paid in full and return to AXCESS along with a Letter of Transmittal acknowledging Note has been paid in full and is cancelled.

c.                           JP Morgan hereby directs AXCESS to issue 11,173 fully-paid and non-assessable shares of the Common Stock of AXCESS in exchange for all currently held Series J and unpaid dividends.  Upon receipt of Series J Preferred Stock Certificate AXCESS shall issue a certificate to JP Morgan evidencing the issuance of such shares.

d.                          JP Morgan hereby directs AXCESS to issue 42,590 fully-paid and non-assessable shares of the Common Stock of AXCESS in exchange for all currently held Series I and unpaid dividends.  Upon receipt of Series I Preferred Stock Certificate AXCESS shall issue a certificate to JP Morgan evidencing the issuance of such shares.

2.                                       Registration          AXCESS agrees to include all 281,681 shares of Common Stock of AXCESS to be held by JP Morgan (the “Registrable Shares”) following the execution of this agreement in the next SB-2 Registration Statement (or any other registration statement filed with the Commission to register shares of Common Stock) filed by or on behalf of AXCESS after the date hereof.  AXCESS will use its best efforts to have the said registration statement filed with, and declared effective by, the Securities and Exchange Commission no later than June 30, 2004.  If such registration statement is not declared effective by such date, AXCESS shall use its best efforts thereafter to effectuate the effectiveness of such registration statement.

a.               Preparation and Filing If and when AXCESS is under an obligation pursuant to the provisions of this agreement to use its best efforts to effect the registration of any Registrable Shares, AXCESS shall, as expeditiously as practicable:

1.               Furnish to JP Morgan, at least five days before filing the registration statement that registers such Registrable Shares, copies of all documents proposed to be filed in connection with such registration and all amendments or supplements thereto;

2.               Prepare and file with the Securities and Exchange Commission (the “Commission”) such amendments and supplements to such registration statement used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Shares, have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sales or other disposition of such Registrable Shares;

3.               Promptly notify JP Morgan in writing (i) of the receipt by AXCESS of any notification with respect to any comments by the Commission with respect to such registration statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of any receipt by AXCESS of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or an amendment or supplement thereto or initiation or threatening of any proceeding for that purpose and (iii) of the receipt by AXCESS of any notification with respect to the suspension of the qualification of such Registrable Shares for sale on any jurisdiction or the initiation or threatening of any preceding for such purposes;

4.               Use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of such Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such holders’ Registrable Shares;

5.               Provide a transfer agent and registrar (which may be the same entity and which may be AXCESS) for such Registrable Shares;

6.               Subject to all the other provisions of this Agreement, use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

b.              Expenses       All expenses incurred by AXCESS in complying with this agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.) fees and expenses of complying with the securities and blue-sky laws. Printing expenses, fees and expenses of AXCESS’s counsel and accountants and reasonable fees and expenses of counsel to JP Morgan (not to exceed $1,000.00), shall be paid by AXCESS.

i.      Indemnification

a.               In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement AXCESS shall indemnify and hold harmless the holders of Registrable Shares, each underwriter, broker, or any person acting on behalf of the holders of Registrable Shares, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by AXCESS of the Securities Act or state securities or blue sky laws applicable to AXCESS and related to action or inaction required by AXCESS in connection with such registration or qualification under such state securities or blue sky laws;  and shall reimburse the holders of Registered Shares, such underwriters, such broker or such other person acting on behalf of the holders Registable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

b.              Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 2A-3, such indemnified party will, if a claim in respect thereof is made against party, give written notice to the latter of the commencement of such action.  The failure of any indemnified party to notify an indemnifying party of such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 2A – iii.

c.               If the indemnification provided for in this Section 2A- iii is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, or damage, liability or action as well as any other relevant equitable considerations,  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.  No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person.

3.                                       Securities Act Legend; Registration Rights.  The Securities issued in connection with this agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  Certificates representing the Registrable Shares shall bear a restrictive legend substantially to the effect of the following only until such time as the Registrable Shares are registered under a registration statement declared effective under the Securities Act:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JUSRISDICTION.  THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENSE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

4.                                       Representations and Warranties by AXCESS.  AXCESS hereby represents and warrants to JP Morgan as follows:

a.               AXCESS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this agreement, to issue the Registrable Shares on the basis described herein and otherwise to perform its obligations under this agreement.

b.              The execution and delivery by the AXCESS of this letter agreement, the issuance of the Registrable Shares, and the performance by AXCESS of its obligations hereunder, have been duly authorized by all requisite corporation action on the part of AXCESS and will not (a) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (b) conflict with or violate the Certificate of Incorporation or By-Laws of AXCESS, in each case as amended, or (c) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of AXCESS or any of its subsidiaries, in the case of clauses (a) and (c) if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on AXCESS.

c.               This letter has been duly executed and delivered by AXCESS and constitutes the valid and legally binding obligation of AXCESS, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

d.              Based in part upon the representations and warranties of JP Morgan by, any federal, state or other governmental department, commission, board, bureau, agency, or instrumentality or any third party is or will be necessary for the execution and delivery of this agreement by AXCESS and the issuance of the Shares hereunder, other that the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act

e.               The Registrable Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and are not subject to any preemptive rights.

5.                                       Representations and Warranties by JP Morgan.  JP Morgan hereby represents and warrants to AXCESS as follows:

a.               JP Morgan is acquiring the Registrable Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

b.              JP Morgan understands that the Registrable Shares have not been registered under the Securities Act, by reason of their issuance by AXCESS in transactions exempt from the registration requirements of the Securities Act, and that the Registrable Shares must be held by JP Morgan indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

c.               JP Morgan further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

d.              JP Morgan understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of AXCESS as it has deemed necessary in making its investment decision, and JP Morgan further represents and warrants that it has had sufficient access to the officers, directors, books and records of AXCESS as it has deemed necessary to conduct such examination and investigation and make such investment decision

e.               JP Morgan is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.

f.                 AXCESS has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed since December 31, 2002 under the Securities Exchange Act of 1934 (the “Exchange Act”) or Securities Act (such documents as supplemented and amended since the time of filing, collectively, the “SEC Documents”).

6.                                       Miscellaneous.

a.               This letter agreement constitutes our entire agreement with respect to the subject matter hereof.  This letter agreement may not be modified or amended of any provision hereof waived except by an instrument in writing signed by AXCESS and JP Morgan.

b.              This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights of JP Morgan hereunder shall be assignable to any other holder of the Registrable Shares.  Except as provided in the immediately preceding sentence, this agreement and the rights of JP Morgan hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.  Notwithstanding anything to the contrary set forth herein, AXCESS may not assign any of its rights or obligations hereunder.

c.               This letter agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement.  One or more signature pages from any counterpart of this letter agreement may be attached to any other counterpart of this letter agreement without in any way changing the effect thereof.  This letter agreement shall be effective when executed and delivered by AXCESS and JP Morgan.

d.              All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Registrable Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

AXCESS:	3208 Commander Drive
Carrollton, Texas 75093
Attention: Chief Financial Officer
Facsimile No.: 972-407-9085

With a Copy to:	Craig G. Ongley
Vial, Hamilton, Koch & Knox, LLP
1700 Pacific Avenue, Suite 2800
Dallas, Texas 75201

JP Morgan:	J.P. Morgan Partners 1211 Avenue of the Americas 40th Floor New York, NY 10036 Attention: Securities Management Group Facsimile No.: 646-792-6049

given may have furnished to the other party in writing in accordance herewith.  All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of delivery, (b) if sent by facsimile, on the date sender receives a confirmation receipt, (c) if sent by overnight courier, on the next business day following the date sent and (d) in the case of mailing, on the third business day following such mailing

e.               Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

f.                 Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to Convert as of the date first written above.

AXCESS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Allan Frank

Name:	Allan Frank

Title:	VP and CFO

J.P. Morgan SBIC LLC (f.k.a. J.P. Morgan Investment Corporation), a Delaware corporation

By:	/s/ Puneet Gulati

Name:	Puneet Gulati

Title:	Vice President and Assistant Secretary